             Narrative Description of American General Hospitality
                          Temporary Share Certificate

          Decorative engraving covers approximately 1/2" of the outer edge of the temporary share certificate (the "Certificate"), including larger, more circular designs in the upper right and left hand corners. Centered above the top panel of engraving, in small capital letters, is the wording "TEMPORARY CERTIFICATE - EXCHANGEABLE FOR DEFINITIVE ENGRAVED CERTIFICATE WHEN READY FOR DELIVERY."

          The text of "AMERICAN GENERAL HOSPITALITY CORPORATION" (the "Company"), with the Company logo, appears in large capital letters on the top center of the Certificate. "Incorporated under the laws of the State of Maryland" is written underneath the Company name in smaller font.

          To the immediate left and right of the Company name is a rectangular shaded box (approximately 1/2" x 1 1/2"). The box to the left contains the text "TAG" inside the box and to the left. The text "SHARES" is centered on top of the box on the right side and there is some decorative engraving around the box. In small capital letters below the shaded box to the right is the following text:

          CUSIP 025930108
          SEE REVERSE FOR CERTAIN DEFINITIONS
          AND RESTRICTIONS

          Immediately below the above-described rectangular shaded box is the following text "THIS CERTIFICATE IS TRANSFERABLE IN JERSEY CITY, NJ AND NEW YORK, NY"

          Centered in the middle of the Certificate is a large shaded box (approximately 1 3/4" x 8 1/2"). The box contains the text "THIS CERTIFIES THAT" in the upper left hand corner of the box and the text "is the owner of" in the lower left hand corner.

          Below the large shaded box is the following text with an overlay in large shaded capital letters reading "CERTIFICATE OF STOCK:"

     FULLY-PAID AND NONASSESSABLE SHARES OF THE COMMON STOCK $.01 PAR VALUE, OF American General Hospitality Corporation (the "Corporation") transferable on the books of the Corporation by the holder hereof in person or by its duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the charter of the Corporation (the "Charter") and the Bylaws of the Corporation and any amendments thereto. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

       IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed on its behalf by its duly authorized officers.

     Dated:

          In the lower left hand corner of the Certificate is a copy of Kenneth
E. Barr's signature with the words "Executive Vice President, Chief Financial Officer and Secretary" written underneath. In the lower right hand corner is the signature of Steven D. Jorns with the words "Chairman of the Board, Chief Executive Officer and President" written underneath. Centered between the two signatures is the Company seal. The outer circle of the seal is approximately 1" in diameter; the smaller circle, located within the larger circle, is approximately 3/4" in diameter. Between the two circles is the Company name in capital letters. Within the inner circle is the text "SEAL" with "1996" written underneath and "Maryland" written below that.

          Finally, on the lower right portion of the Certificate, the following wording appears vertically:

          COUNTERSIGNED AND REGISTERED-
               CONTINENTAL STOCK TRANSFER & TRUST COMPANY
                    (Jersey City, N.J.)
                                             TRANSFER AGENT
                                             AND REGISTRAR

                                             AUTHORIZED OFFICER

          The back of the Certificate contains the following text:


                                IMPORTANT NOTICE


     The Corporation will furnish to any stockholder, on request and without charge, a full statement of the information required by Section 2-211(b) of the Corporations and Associations Article of the Annotated Code of Maryland with respect to the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the stock of each class which the Corporation has authority to issue and, if the Corporation is authorized to issue any preferred or special class in series, (i) the differences in the relative rights and preferences between the shares of each series to the extent set, and (ii) the authority of the Board of Directors to set such rights and preferences of subsequent series. The foregoing summary does not purport to be complete and is subject to and qualified in its entirety by reference to the charter of the Corporation (the "Charter"), a copy of which will be sent without charge to each stockholder who so requests. Such request must be made to the Secretary of the Corporation at its principal office or to the Transfer Agent.

          The shares of Common Stock represented by this certificate are subject to restrictions on transfer for the purpose of the Corporation's maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"). No Person may (i) Beneficially Own or Constructively Own shares of Equity Stock in excess of 9.8% of the number of outstanding shares of any class of Equity Stock (or, in the case of a Look-Through Entity, in excess of 15% of the number of outstanding shares of any class of Equity Stock), (ii) beneficially own shares of Equity Stock that would result in the shares of Equity Stock being beneficially owned by fewer than 100 Persons (determined without reference to any rules of attribution), (iii) Beneficially Own shares of Equity Stock that would result in the Corporation being "closely held" under Section 856(h) of the Code, or (iv) Constructively Own shares of Equity Stock that would cause the Corporation to Constructively Own more than 9.9% or more of the ownership interests in a tenant of the Corporation's, the Operating Partnership's or a Subsidiary's real property, within the meaning of Section 856(d)(2)(B) of the Code. Any Person who attempts to Beneficially Own or Constructively Own shares of Equity Stock in excess of the above limitations must immediately notify the Corporation in writing. If the restrictions above are violated, the shares of Equity Stock represented hereby will be transferred automatically and by operation of law to a Trust and shall be designated Shares-in-Trust. All capitalized terms in this legend have the meanings defined in the Corporation's Charter, as the same may be further amended from time to time, a copy of which, including the restrictions on transfer, will be sent without charge to each Stockholder who so requests. Such request must be made to the Secretary of the Corporation at its principal office or to the Transfer Agent.

                           -------------------------
          KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN
      OR DESTROYED, THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A
            CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.
                           -------------------------

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common         UNIF GIFT MIN ACT - ______ Custodian_____
TEN ENT - as tenants by the entireties                 (custodian)       (minor)
JT TEN  - as joint tenants with right      under Uniform Gifts to Minors
         of survivorship and not as        Act of __________.
         tenants in common                         (State)
             Additional abbreviations may also be used though not on above list.

For Value Received, _____________________ hereby sell, assign and transfer unto

________________________________________________________________________________
  (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE OR ASSIGNEE)

________________________________________________________________________________

________________________________________________________________________________

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

_______________________

_______________________

________________________________________________________________________________
__________________________________ shares of Common Stock of the Corporation represented by this Certificate, and do hereby irrevocably constitute and appoint ___________________________, Attorney to transfer the said shares of Common Stock on the books of the Corporation, with full power of substitution in the premises.

Dated _________________.


                                ___________________________________________
                          NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST
                                CORRESPOND WITH THE NAME AS WRITTEN UPON
                                THE FACE OF THE CERTIFICATE IN EVERY
                                PARTICULAR, WITHOUT ALTERNATION OR
                                ENLARGEMENT OR ANY CHANGE WHATEVER.



Signature Guaranteed

_________________________________
Signature(s) should be guaranteed by a commercial bank or trust company or by a member of the American, Boston, Midwest, New York or Pacific Coast Stock Exchange.